UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39158	65-0847995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Avenida Encinas, Suite 120

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, AppTech Payments Corp. (the “Company”) released Thomas J. DeRosa from his roles as President and Chief Executive Officer of the Company, effective immediately. Mr. DeRosa will continue to serve as a member of the Company’s Board of Directors (the “Board”).

Also on July 1, 2026, the Company appointed Felipe A. Corrado IV, age 47, as Interim Chief Executive Officer of the Company. In this capacity, he will serve as the Company’s Chief Financial Officer and Chief Executive Officer until, when, and if the Company’s Board appoints a replacement. Mr. Corrado has served as the Company’s Chief Financial Officer and Treasurer since December 2024, and before that was a Management Consultant at the Company since 2021. Mr. Corrado has over two decades of experience as an owner/operator, CFO, management consultant, financial analyst, practicing CPA, and auditor. His areas of expertise include financial due diligence/quality of earnings, forensic, fraud, restructurings, corporate turnarounds, corporate investigations, litigation support and economic damage calculation engagements on behalf of private equity investors, lenders, attorneys, and public and private companies. As a consultant, he has performed diligences on over 150 acquisitions and financing deals across the U.S., South America, Central America, Mexico, Asia and Canada. He spent years with Walt Disney Records earlier in his career, honing his financial modeling and analysis skills. Prior to working for The Walt Disney Company, he worked for PricewaterhouseCoopers, LLP, auditing and consulting for multiple venture capital, private equity, hedge, and mutual fund clients. Most recently, Mr. Corrado worked as a Senior Manager in the transaction advisory services for BDO, LLP.

There are no arrangements or understandings between Mr. Corrado and any other person pursuant to which he is being appointed as Interim Chief Executive Officer of the Company. There are no family relationships between Mr. Corrado and any director or executive officer of the Company. Mr. Corrado does not have a direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Corrado’s compensation was changed to $300,000 in connection with this appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: July 10, 2026	By:	/s/ Felipe Corrado
Felipe Corrado
CFO / interim CEO

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